Exhibit 32.1

Section 1350 Certification of Principal Executive Officer and Principal Financial Officer

In connection with the Annual Report on Form 10-K of Xtant Medical Holdings, Inc. (the “Company”) for the annual period ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Greg Jensen, Interim Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Greg Jensen
Greg Jensen
Vice President, Finance and Interim Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)
April 1, 2019